UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 7, 2020

TERMINIX GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, par value $0.01	TMX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2020, Terminix Global Holdings, Inc. (“Terminix” or the “Company”) issued a press release announcing that Anthony D. DiLucente, its Senior Vice President and Chief Financial Officer, will retire from the Company in early 2021. He will be succeeded by Robert J. Riesbeck, who joined Terminix today as Executive Vice President. Mr. DiLucente will remain in his current role with Terminix during the transition and through the filing of its 2020 Annual Report on Form 10-K (the “Annual Report”), which is expected in late February 2021. After the filing of the Annual Report, Mr. Riesbeck will assume the additional role of Chief Financial Officer at Terminix, while Mr. DiLucente will remain with the Company in an advisory capacity through March 31, 2021. A copy of the press release announcing Mr. DiLucente’s retirement and Mr. Riesbeck’s appointment is being furnished as Exhibit 99.1 and incorporated herein by reference.

From November 2019 until October 2020, Mr. Riesbeck, 56, served as chief executive officer and as a director at Pier 1 Imports, Inc., a specialty home décor and home furnishings brand retailer; he served as chief financial officer at Pier 1 from July 2019 until October 2020. From 2018 until 2019, he served as chief financial officer of Full Beauty Brands, a portfolio company of Apax Partners and online marketplace of eight distinct proprietary brands catering to plus size consumers seeking on-trend style advice, fit and fashion. From 2014 until 2017, Mr. Riesbeck was at H.H. Gregg, Inc., a leading specialty retailer of home appliances, consumer electronics, furniture and related services, serving as chief executive officer and as a director from 2016 until 2017 and from 2014 until 2016 as chief financial officer. He previously held leadership roles at Sun Capital Partners and Nike, Inc.

Pursuant to an offer letter (the “Offer Letter”), in connection with his appointment, Mr. Riesbeck will be paid an annual base salary of $650,000 (prorated from his start date) and will have a target annual bonus opportunity of 85% of his base salary. The terms of the Offer Letter also provide that he is to receive annual equity awards valued at 175% of his base salary. The Company generally grants its equity awards to executives in the first quarter of each year; Mr. Riesbeck will be eligible for a grant of equity awards in 2021. Mr. Riesbeck will be eligible to participate in the Company’s compensation and benefits plans and programs for similarly situated executives. Additionally, Mr. Riesbeck will receive a sign-on equity grant of $750,000 in value of restricted stock units (“RSUs”), which will vest ratably on the first two anniversaries of the grant date, subject to his continued employment with Terminix. Should Mr. Riesbeck’s employment terminate for cause, all unvested RSUs will be forfeited. In the case of Mr. Riesbeck’s termination other than (i) for cause or (ii) by reason of his death or disability, unvested RSUs will be forfeited.  Upon termination by reason of death or disability, a pro rata portion of the RSUs that would have vested in the year of termination will vest. The foregoing description of the Offer Letter with Mr. Riesbeck is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, which will be filed no later than as an exhibit to the Annual Report.

The terms of Mr. DiLucente’s Retention Agreement, including his severance benefits, were previously disclosed by the Company in a Current Report on Form 8-K, filed on February 27, 2020, and a copy of his Retention Agreement, entered into on February 26, 2020, was filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit	Description

99.1	Press Release issued by the Company December 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERMINIX GLOBAL HOLDINGS, INC.
(Registrant)

December 7, 2020	By:	/s/ Brett T. Ponton
Brett T. Ponton
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by the Company December 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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